INVESTMENT SUB-SUB-ADVISORY AGREEMENT

      AGREEMENT made as of this 24th day of September, 2015 by and among First Trust Dynamic Europe Equity Income Fund, a Massachusetts business trust (the "Fund"), First Trust Advisors L.P., an Illinois limited partnership (the "Manager") and a registered investment adviser with the Securities and Exchange Commission ("SEC"), Henderson Global Investors (North America) Inc., a Delaware corporation and a registered investment adviser with the SEC (the "Sub-Adviser") and Henderson Investment Management Limited, a United Kingdom corporation and a registered investment adviser with the SEC (the "Sub-Sub-Adviser").

      WHEREAS, the Fund is a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Fund has retained the Manager to serve as the investment manager for the Fund pursuant to an Investment Management Agreement between the Manager and the Fund (the "Management Agreement") to manage the investment and reinvestment of assets of the Fund in accordance with the Fund's investment objective and policies and limitations, as the same may be amended from time to time;

      WHEREAS, the Management Agreement provides that the Manager may, subject to certain requirements, appoint a sub-adviser at its own cost and expense for the purpose of furnishing certain services required under the Management Agreement;

      WHEREAS, the Fund and the Manager have retained the Sub-Adviser to serve as the lead sub-adviser for the Fund pursuant to an investment sub-advisory agreement among the Manager, the Fund and the Sub-Adviser (the "Sub-Advisory Agreement");

      WHEREAS, the Sub-Advisory Agreement provides that the Sub-Adviser may, subject to certain requirements, appoint additional sub-advisers at its own cost and expense for the purpose of furnishing certain services required under the Sub-Advisory Agreement;

      WHEREAS, the Sub-Adviser desires to retain, and the Fund and Manager have approved the retention of, the Sub-Sub-Adviser to furnish certain investment advisory services required by the Sub-Adviser under the Sub-Advisory Agreement in accordance with the Fund's investment objective and policies and limitations assigned to the Sub-Adviser and described in the Fund's most recent effective registration statement and as such objective, policies and limitations may be amended from time to time for the assets of the Fund's investment portfolio the Sub-Adviser and/or the Manager allocates to the Sub-Sub-Adviser from time to time (the "Sub-Adviser's Strategy"), upon the terms and conditions hereafter set forth;

      WHEREAS, the Fund will also apply a strategy of writing call options on portfolio equity securities, custom baskets of individual securities and certain broad-based securities indices in accordance with the Fund's investment objective and policies and limitations (the "Call Writing Strategy") assigned to the Manager and described in the Fund's most recent effective registration statement and as such objective, policies and limitations may be amended from time to time;

      WHEREAS, the Manager may make portfolio investment decisions for purchases and sales of securities and other assets of the Fund with respect to investment strategies not assigned to the Sub-Adviser, including the Call Writing Strategy (the "Manager's Strategy");

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

       1. Appointment. The Fund, the Manager and the Sub-Adviser hereby appoint the Sub-Sub-Adviser to provide certain investment sub-advisory services to the Fund solely with respect to the Sub-Adviser's Strategy for the period and on the terms set forth in this Agreement. The Sub-Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. The Sub-Sub-Adviser shall, for all purposes herein provided, be deemed an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for nor represent the Fund or the Manager in any way, nor otherwise be deemed an agent of the Fund or the Manager. Without limiting the generality of the foregoing, the Sub-Sub-Adviser shall have no duty to (a) implement the Manager's Strategy, (b) review, monitor or advise upon the performance of the Manager or its delegates in implementing the Manager's Strategy, (c) assist with the selection of brokers or other counterparties for the Manager's Strategy, or (d) determine the amount of Fund assets devoted to the Manager's Strategy and the levels of risk assumed by the Fund in the Manager's Strategy.

      This appointment shall be non-exclusive and nothing in this Agreement shall affect or limit the right of the Sub-Sub-Adviser to undertake any other business or venture whatsoever or provide the Fund or the Manager with any right or claim on the income or revenues of any such other business or venture, subject to exception for any liabilities the Sub-Sub-Adviser may have under
Section 6 below.

       2. Services to Be Performed. Subject always to the supervision of the Fund's Board of Trustees (the "Board of Trustees" or the "Board"), the Manager and the Sub-Adviser, the Sub-Sub-Adviser will act as sub-adviser for, and manage on a discretionary basis the investment and reinvestment of the assets of the Fund assigned to the Sub-Sub-Adviser by the Sub-Adviser and/or the Manager from time to time in the Sub-Adviser's Strategy, furnish an investment program in respect of, make investment decisions for, and place all orders for the purchase and sale of securities or other assets for the Fund's investment portfolio in the Sub-Adviser's Strategy, all on behalf of the Fund and as described in the Fund's most recent effective registration statement on Form N-2 and as the same and such investment policies described therein may thereafter be amended from time to time and communicated by the Fund, the Manager or the Sub-Adviser in writing to the Sub-Sub-Adviser. In the performance of its duties, the Sub-Sub-Adviser will (a) satisfy any applicable fiduciary duties it may have to the Fund; (b) monitor the Fund's investments in the Sub-Adviser's Strategy; (c) comply with the provisions of the Fund's Declaration of Trust and By-laws, as amended from time to time and communicated by the Fund, the Manager or the Sub-Adviser to the Sub-Sub-Adviser; (d) comply with (i) the investment objective, policies and restrictions of the Fund stated in the Fund's most recently effective prospectus and statement of additional information, (ii) such other investment objective, policies, restrictions or instructions as the Manager, the Fund's Board of Trustees or the Sub-Adviser may communicate to the Sub-Sub-Adviser in writing, and (iii) any changes to the objective, policies, restrictions or instructions required under the foregoing (i) and (ii) as communicated to the Sub-Sub-Adviser in writing; (e) assist in the valuation of portfolio assets held by the Fund in the Sub-Adviser's Strategy as reasonably requested by the Manager or the Sub-Adviser of the Fund; and (f) communicate as necessary with the Manager or the Sub-Adviser to coordinate the implementation of the Manager's Strategy. The Sub-Sub-Adviser, the Sub-Adviser and the Manager will also each make its officers and employees available to the other from time to time at reasonable times to review the investment objective, policies and restrictions of the Fund and to consult with each other regarding the investment affairs of the Fund. The Fund, the Manager or the Sub-Adviser shall provide the Sub-Sub-Adviser with current copies of the Fund's Declaration of Trust, By-laws, prospectus, statement of additional information and any amendments thereto, and any objective, policies or limitations not appearing therein as they may be relevant to the Sub-Sub-Adviser's performance under this Agreement.

      Unless otherwise provided by the Manager or the Sub-Adviser in writing, the Sub-Sub-Adviser is authorized to select the brokers, dealers, futures commission merchants, banks, or any other agent or counterparty that will execute the purchases and sales of portfolio investments for the Fund in the Sub-Adviser's Strategy, and is directed to use its commercially reasonable efforts to obtain best execution in such a manner that the Fund's total cost or proceeds in each transaction is the most favorable under the circumstances, taking into account all appropriate factors, including, among other things, price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. Subject to approval by the Fund's Board of Trustees and compliance with the policies and procedures adopted by the Board of Trustees for the Fund and communicated by the Fund, the Manager or Sub-Adviser in writing to the Sub-Sub-Adviser and to the extent permitted by and in conformance with applicable law (including Rule 17e-1 under the 1940 Act), the Sub-Sub-Adviser may select brokers or dealers affiliated with the Sub-Sub-Adviser. It is understood that the Sub-Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or the Manager, or be in breach of any obligation owing to the Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the value of brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-Sub-Adviser's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. The Fund and the Manager shall instruct the custodian for the Fund to accept and act upon instructions for purchases and sales of portfolio securities and other investment transactions for the account of the Fund issued by the Sub-Sub-Adviser pursuant to this Agreement.

      In addition, the Sub-Sub-Adviser may, to the extent permitted by applicable law, aggregate purchase and sale orders of securities or other instruments placed with respect to the assets of the Fund with similar orders being made simultaneously for other accounts managed by the Sub-Sub-Adviser or its affiliates to attempt to obtain more favorable price or lower brokerage commissions and efficient execution, if in the Sub-Sub-Adviser's reasonable judgment such aggregation is in the best interest of the Fund as well as such other accounts. In the event that a purchase or sale of an asset of the Fund occurs as part of any aggregate sale or purchase orders, the objective of the

Sub-Sub-Adviser and any of its affiliates involved in such transaction shall be to allocate the assets so purchased or sold, as well as expenses incurred in the transaction, among the Fund and other accounts in a fair and equitable manner. Nevertheless, the Fund, the Manager and the Sub-Adviser acknowledge that under some circumstances, such allocation may adversely affect the Fund with respect to, among other things, the price or size of the assets obtainable or salable. Whenever the Fund and one or more other investment advisory clients of the Sub-Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by the Sub-Sub-Adviser to be equitable to each, although such allocation may result in a delay in one or more client accounts being fully invested that would not occur if such an allocation were not made. Moreover, it is possible that due to differing investment objective or for other reasons, the Sub-Sub-Adviser and its affiliates may purchase securities or other instruments of an issuer for one client and at approximately the same time recommend selling or sell the same or similar types of securities, assets or instruments for another client.

      The Sub-Sub-Adviser will not arrange purchases or sales of securities or other assets between the Fund and other accounts advised by the Sub-Sub-Adviser or its affiliates unless (a) such purchases or sales are in accordance with applicable law (including Rule 17a-7 under the 1940 Act) and the Fund's policies and procedures that have been communicated by the Fund, the Manager or the Sub-Adviser in writing to the Sub-Sub-Adviser, (b) the Sub-Sub-Adviser determines the purchase or sale is in the best interests of the Fund, and (c) the Fund's Board of Trustees has approved these types of transactions.

      The Fund may adopt policies and procedures that modify or restrict the Sub-Sub-Adviser's authority regarding the execution of the Fund's portfolio transactions provided herein, provided that no such policy or procedure shall bind the Sub-Sub-Adviser until it has been communicated by the Fund, the Manager or the Sub-Adviser in writing to the Sub-Sub-Adviser.

      The Sub-Sub-Adviser acknowledges that the Fund intends to rely on Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 1940 Act, the Sub-Sub-Adviser hereby agrees that it will not consult with any other sub-adviser of an investment company or a series of an investment company that is advised by the Manager (the "First Trust Fund complex") or consult with an affiliated person of any such sub-adviser (including any sub-adviser that is a principal underwriter or an affiliated person of such principal underwriter), in each case concerning transactions for the Fund or any fund in the First Trust Fund complex in securities or other fund assets. A list of each sub-adviser to the First Trust Fund complex and each affiliated person of any such sub-adviser is provided by the Manager, and the Manager will promptly notify Sub-Sub-Adviser of any amendments to such list. In addition, with respect to a fund in the First Trust Fund complex with multiple sub-advisers, the Sub-Sub-Adviser shall be limited to providing investment advice with respect to only the discrete portion of the fund's portfolio as may be determined from time to time by the Board of Trustees or the Manager, and shall not consult with the sub-adviser (including any sub-adviser that is a principal underwriter or an affiliated person of such principal underwriter) as to any other portion of the fund's portfolio concerning transactions for the fund in securities or other assets. Notwithstanding the foregoing, the provisions in this paragraph do not apply to consultations between the Sub-Adviser and the Sub-Sub-Adviser.

      The Sub-Sub-Adviser will communicate to the officers and Trustees of the Fund such information relating to transactions for the Fund in the Sub-Adviser's Strategy as they may reasonably request. In no instance will the Fund's portfolio assets be purchased from or sold to the Manager, the Sub-Adviser, the Sub-Sub-Adviser or any affiliated person of any of the Fund, the Manager, the Sub-Adviser or the Sub-Sub-Adviser, except as may be permitted under the 1940 Act and under no circumstances will the Sub-Sub-Adviser select brokers or dealers for Fund transactions on the basis of Fund share sales by such brokers or dealers.

      The Sub-Sub-Adviser is hereby authorized to Vote proxies in its sole discretion in accordance with its Proxy Voting Policy, a copy of which will be provided to the Fund at the Fund's request.

      The Sub-Sub-Adviser shall not be required to render any legal advice or initiate litigation with respect to portfolio assets, including, but not limited to, class action and bankruptcy claims.

      The Sub-Sub-Adviser further agrees that it:

             (a) will use the same degree of skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

             (b) will (i) in the performance of its duties under this Agreement conform in all material respects to all applicable rules and regulations of the SEC, Commodity Futures Trading Commission and any other applicable regulatory authority, (ii) in the performance of its duties under this Agreement comply in all material respects with all policies and procedures adopted by the Board of Trustees for the Fund and communicated to the Sub-Adviser or Sub-Sub-Adviser in writing and (iii) conduct its activities under this Agreement in all material respects in accordance with any applicable law and regulations of any governmental authority pertaining to its investment advisory, commodity pool operator and commodity trading advisory activities;

             (c) will report to the Manager and to the Board of Trustees of the Fund on a quarterly basis and to the Sub-Adviser as it may request and will make appropriate persons available for the purpose of reviewing with representatives of the Manager, the Board of Trustees and the Sub-Adviser on a regular basis at such times as the Manager, the Board of Trustees or the Sub-Adviser may reasonably request in writing regarding the management of the Fund, including, without limitation, review of the general investment strategies of the Fund in the Sub-Adviser's Strategy, the performance of the Fund's investment portfolio in the Sub-Adviser's Strategy in relation to relevant standard industry indices and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Manager, Sub-Adviser or the Board of Trustees of the Fund in relation to the Sub-Adviser's Strategy; and

             (d) will prepare and maintain such books and records with respect to the Fund's securities and other transactions for the Fund's investment portfolio in each case, relating solely to the Sub-Adviser's Strategy as required for registered investment advisers under applicable law, the Fund's policies and procedures or as otherwise reasonably requested by the Manager, the Board or the Sub-Adviser and will prepare and furnish the Manager, the Fund's Board of Trustees or the Sub-Adviser such periodic and special reports as the Board, the Manager or the Sub-Adviser may reasonably request. Such records prepared and maintained by the Sub-Sub-Adviser as required hereunder shall be open to inspection at all reasonable times by the Manager, the Fund or the Sub-Adviser and any appropriate regulatory authorities. The Sub-Sub-Adviser further agrees that all records that it maintains for the Fund are the property of the Fund and the Sub-Sub-Adviser will surrender promptly to the Fund any such records upon the request of the Manager or the Fund (provided, however, that the Sub-Sub-Adviser shall be permitted to retain copies thereof); and shall be permitted to retain originals (with copies to the Fund) to the extent required under Rule 204-2 under the Investment Advisers Act of 1940 or other applicable law; and

             (e) will monitor the pricing of portfolio assets in the Sub-Adviser's Strategy, and events relating to the issuers of those assets and the markets in which the securities or other assets trade in the ordinary course of managing the portfolio investments of the Fund, and will notify Manager and the Sub-Adviser promptly of any issuer-specific or market events or other situations that occur (particularly those that may occur after the close of a foreign market in which the investments may primarily trade but before the time at which the Fund's investments are priced on a given day) that may materially impact the pricing of one or more securities or other assets in Sub-Sub-Adviser's portion of the portfolio. In addition, Sub-Sub-Adviser will at the Manager's or Sub-Adviser's request assist Manager and/or the Sub-Adviser in evaluating the impact that such an event may have on the net asset value of the Fund and in determining a recommended fair value of the affected investment or investments.

       3. Expenses. During the term of this Agreement, the Sub-Sub-Adviser will pay all its expenses incurred in connection with its activities under this Agreement other than the cost of securities and other assets (including, but not limited to, brokerage commissions, stamp duties, currency conversion costs, and other transaction charges, if any) purchased or otherwise acquired, or sold or otherwise disposed of, for the Fund, which will be paid by the Fund.

       4. Compensation. For the services provided and expenses assumed pursuant to this Agreement, the Sub-Adviser will pay the Sub-Sub-Adviser, and the Sub-Sub-Adviser agrees to accept as full compensation therefore, a sub-advisory fee (the "Sub-Advisory Fee") equal to the annual rate of 0.35% of the Fund's Managed Assets (as defined below). For purposes of calculating the Sub-Advisory Fee, Managed Assets means the average daily gross asset value of the Fund (which includes assets attributable to the Fund's leverage, if any), minus the sum of the Fund's accrued and unpaid dividends on any outstanding Preferred Shares (as such term is defined in the Fund's prospectus), if any, and accrued liabilities (other than liabilities representing leverage). For purposes of determining Managed Assets, the liquidation preference of any outstanding Preferred Shares of the Fund is not treated as a liability. The Sub-Advisory Fee shall be payable in arrears on or about the first day of each month during the term of this Agreement.

      For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

       5. Services to Others. The Fund, the Manager and the Sub-Adviser acknowledge that the Sub-Sub-Adviser now acts, or may in the future act, as an investment adviser to other managed accounts and as investment adviser or investment sub-adviser to one or more other investment companies. In addition, the Fund, the Manager and the Sub-Adviser acknowledge that the persons employed by the Sub-Sub-Adviser to assist in its respective duties under this Agreement will not devote their full time to such efforts. It is also agreed that the Sub-Sub-Adviser may use any supplemental research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts and for managing its own accounts.

       6. Limitation of Liability. The duties of the Sub-Sub-Adviser under this Agreement are limited to those expressly set forth herein and as may be imposed under applicable law, and no duties of the Sub-Sub-Adviser shall be implied under this Agreement. The Sub-Sub-Adviser shall not be liable for, and the Fund and the Manager will not take any action against the Sub-Sub-Adviser to hold the Sub-Sub-Adviser liable for, (a) any error of judgment or mistake of law or for any loss suffered by the Fund or the Manager (including, without limitation, by reason of the purchase, sale or retention of any security) in connection with the performance of the Sub-Sub-Adviser's duties under this Agreement or (b) any loss, liability, expenses, or damages suffered or incurred by the Fund or the Manager in relation to the Manager's Strategy, including, without limitation, by reason of any failure to follow investment policies or restrictions of the Manager's Strategy, except in either (a) or (b) of this Section, the Sub-Sub-Adviser shall be liable for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Sub-Adviser in the performance of its duties under this Agreement, or by reason of the Sub-Sub-Adviser's reckless disregard of its obligations and duties under this Agreement.

       7. Term; Termination. This Agreement shall become effective on the same date as the Sub-Advisory Agreement becomes effective (it being understood that the Sub-Adviser shall notify the Sub-Sub-Adviser of the date of effectiveness of the Sub-Advisory Agreement as soon as reasonably practical after effectiveness), provided that this Agreement has been approved in the manner required by the 1940 Act (after taking into effect any exemptive order, no-action assurances or other relief, rule or regulation upon which the Fund may rely), and shall remain in full force until the two-year anniversary of the date of its effectiveness unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved for the Fund at least annually in the manner required by the 1940 Act and the rules and regulations thereunder (after taking into effect any exemptive order, no-action assurances or other relief, rule or regulation upon which the Fund may rely); provided, however, that if the continuation of this Agreement is not approved for the Fund, the Sub-Sub-Adviser may continue to serve in its respective capacity for the Fund in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

      This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Manager, the Sub-Adviser or the Sub-Sub-Adviser upon sixty (60) days' written notice to the other parties. This Agreement may also be terminated by the Fund by action of the Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund upon sixty (60) days' written notice to the Sub-Sub-Adviser by the Fund without payment of any penalty.

      This Agreement may be terminated at any time without the payment of any penalty by the Manager, the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund in the event that it shall have been established by a court of competent jurisdiction that the Sub-Adviser or the Sub-Sub-Adviser or any officer or director of the Sub-Adviser or the Sub-Sub-Adviser has taken any action that results in a breach of the material covenants of the Sub-Sub-Adviser set forth herein.

      The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

      This Agreement shall automatically terminate in the event the Management Agreement or the Sub-Advisory Agreement is terminated, assigned or not renewed.

      Termination of this Agreement shall not affect the right of the Sub-Sub-Adviser to receive payments on any unpaid balance of the compensation described in Section 4 earned prior to such termination and for any additional period during which the Sub-Sub-Adviser serves as such for the Fund, subject to applicable law. Sections 6 and 9 shall survive termination or the end of the term of this Agreement. The License (as defined below) granted in Section 10 shall end with the termination or the end of the term of this Agreement, provided that the other provisions of Section 10 shall survive. Termination of this Agreement shall not affect any rights or claims accrued under this Agreement prior to its termination.

       8. Compliance Certification. From time to time the Sub-Sub-Adviser shall provide such certifications with respect to Rule 38a-1 under the 1940 Act as are reasonably requested by the Fund, the Manager or the Sub-Adviser. In addition, the Sub-Sub-Adviser will, from time to time, provide a written assessment of its compliance program in conformity with current industry standards that is reasonably acceptable to the Fund to enable the Fund to fulfill its obligations under Rule 38a-1 under the 1940 Act.

       9. Confidentiality. The Sub-Sub-Adviser shall treat as confidential and use only in connection with the Fund in accordance with this Agreement all non-public information of the Fund and the Manager delivered to the Sub-Sub-Adviser in the course of the Sub-Sub-Adviser's performances under this Agreement. The Manager and the Fund shall treat as confidential and use only in connection with the Fund in accordance with this Agreement all non-public information of the Sub-Sub-Adviser delivered to the Fund or the Manager in the course of the Sub-Sub-Adviser's performances under this Agreement, including for avoidance of doubt investment decisions, trading strategies, and investment advice for the Fund provided by or on behalf of the Sub-Sub-Adviser ("Recommendations"). The undertakings in the first two sentences of this paragraph shall not (a) limit disclosures that are required to be made under applicable laws and regulations; (b) apply to information that becomes public without a breach of this paragraph or the next two following paragraphs; or (c) prohibit disclosures on a confidential basis to lawyers, accountants, bankers, securities brokers, the Sub-Adviser or other service providers to any of the parties to this Agreement related to the performances contemplated by this Agreement. The parties acknowledge that any breach of the undertakings in the first two sentences of this paragraph might result in immediate, irreparable injury to another party and that, accordingly, equitable remedies, including ex parte remedies, are appropriate in the event of any actual, apparent, or threatened breach of any such undertaking. The undertakings in this paragraph shall apply to derivative works.

      The Fund and the Manager shall not use, or permit any of their affiliates to use, any Recommendations for any purpose other than the management of the Fund.

      10. Sub-Sub-Adviser Marks. The Fund and the Manager acknowledge that associates of the Sub-Sub-Adviser own the names "Henderson Investment Management" and "Henderson" and all related names, marks, and trade dress (collectively, the foregoing are the "Henderson Marks") and all associated goodwill. The Fund and the Manager shall not take any action inconsistent with such ownership, including, without limitation, contesting the Sub-Sub-Adviser's ownership of or validity of the Henderson Marks. All use of the Henderson Marks under this Agreement inures to the sole benefit of the Sub-Sub-Adviser for and on behalf of the owners of the Henderson Marks. The Fund and the Manager shall upon request execute and deliver such documents as the Sub-Sub-Adviser may reasonably require to further evidence, assure, and confirm the foregoing.

      It is understood that the Fund and the Adviser have the right to use the Henderson Marks in offering materials or promotional or sales-related materials of the Fund, only with the prior written approval of the Sub-Adviser, such approval not to be unreasonably withheld, and for so long as the Sub-Advisor is Sub-Advisor of the Fund, except to the extent required by law. Notwithstanding the foregoing, the Sub-Advisor's approval is not required when (i) previously approved materials are reissued with minor modifications, (ii) the Advisor and Sub-Advisor identify materials which they jointly determine do not require the Sub-Advisor's approval and (iii) used as required to be disclosed in the registration statement of the Fund. Upon termination of this Agreement, the Fund shall forthwith case to use such name (or derivative or logo), except to the extent required by law.

      11. Notice. Any notice under this Agreement shall be sufficient in all respects if given in writing and delivered by commercial courier providing proof of delivery and addressed as follows or addressed to such other person or address as such party may designate for receipt of such notice.

If to the Manager or the Fund:           If to the Sub-Sub-Adviser:

First Trust Dynamic Europe Equity        Henderson Investment Management Limited
Income Fund
First Trust Advisors L.P.
120 E. Liberty Drive, Suite 400
Wheaton, Illinois  60187
Attention:  Secretary                    Attention:  Legal Department

If to the Sub-Adviser:

Henderson Global Investors (North America) Inc.
737 N. Michigan Avenue, Suite 1700
Chicago, IL 60611
Attention:  Legal Department

      12. Limitations on Liability. All parties hereto are expressly put on notice of the Fund's Declaration of Trust and all amendments thereto, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein and a copy of which has been provided to the Sub-Sub-Adviser prior to the date hereof. This Agreement is executed on behalf of the Fund by the Fund's officers in their capacity as officers and not individually and is not binding upon any of the Trustees, officers or shareholders of the Fund individually but the obligations imposed upon the Fund by this Agreement are binding only upon the assets and property of the Fund, and persons dealing with the Fund must look solely to the assets of the Fund for the enforcement of any claims.

      13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

      14. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 12 hereof, which shall be construed in accordance with the laws of the Commonwealth of Massachusetts) the laws of the State of Illinois.

      15. Amendment, Etc. This Agreement may only be amended, or its provisions modified or waived, in a writing signed by the party against which such amendment, modification or waiver is sought to be enforced.

      16. Authority. Each party represents to the others that it is duly authorized and fully empowered to execute, deliver and perform this Agreement. The Fund represents that engagement of the Sub-Sub-Adviser has been duly authorized by the Fund and is in accordance with the Fund's Declaration of Trust and other governing documents of the Fund.

      17. Severability. Each provision of this Agreement is intended to be severable from the others so that if any provision or term hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remaining provisions and terms hereof; provided, however, that the provisions governing payment of the Sub-Advisory Fee described in Section 4 are not severable.

      18. Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any person or entity that is not a party hereto.

      19. Forum Selection. Any action brought on or with respect to this Agreement or any other document executed in connection herewith or therewith by a party to this Agreement against another party to this Agreement shall be brought only in a court of competent jurisdiction in Chicago, Cook County, Illinois, or if venue does not lie in any such court only in a court of competent jurisdiction within the State of Illinois (the "Chosen Courts"). Each party to this Agreement (a) consents to jurisdiction in the Chosen Courts; (b) waives any objection to venue in any of the Chosen Courts; and (c) waives any objection that any of the Chosen Courts is an inconvenient forum. In any action commenced by a party hereto against another party to the Agreement, there shall be no right to a jury trial. THE RIGHT TO A TRIAL BY JURY IS EXPRESSLY WAIVED TO THE FULLEST EXTENT PERMITTED BY LAW.

      20. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties hereto with respect to the subject matter expressly set forth herein.

      IN WITNESS WHEREOF, the Fund, the Manager, the Sub-Adviser and the Sub-Sub-Adviser have caused this Agreement to be executed as of the day and year first above written.

FIRST TRUST ADVISORS L.P.                HENDERSON GLOBAL INVESTORS (NORTH
                                            AMERICA) INC.

By__________________________________     By__________________________________
     Title:_________________________          Title:_________________________



FIRST TRUST DYNAMIC EUROPE EQUITY        HENDERSON INVESTMENT MANAGEMENT LIMITED
   INCOME FUND

By__________________________________     By__________________________________
     Title:_________________________          Title:_________________________